Exhibit 5.1

January 24, 2007
Aradigm Corporation
3929 Point Eden Way
Hayward, CA 94545

James C. Kitch
T: (650) 843-5027 kitchjc@cooley.com

Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the public offering by Aradigm Corporation, a California corporation (the “Company”), of up to 3,450,000 shares of the Company’s common stock, no par value (the “Shares”), pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Registration Statement”), and the related Base Prospectus and Prospectus Supplement (collectively, the “Prospectus”). The Registration Statement incorporates by reference the Company’s registration statement on Form S-1 (file no. 333-138169), which covered the sale of up to 34,500,000 shares of the Company’s common stock. All of the Shares are to be sold by the Company as described in the Registration Statement and Prospectus.
In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s articles of incorporation and bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.
Sincerely,
Cooley Godward Kronish LLP

/s/ James C. Kitch
James C. Kitch